SHAREHOLDER SERVICES AGREEMENT

         AGREEMENT to be effective January 1, 2006, by and between PRINCIPAL MANAGEMENT CORPORATION, (the "Administrator") and Principal Life Insurance Company ("Principal Life").

     WHEREAS, The Administrator has entered into an Administrative Services Agreement with Principal Investors Fund, Inc. (the "Fund") pursuant to which the Administrator has agreed to provide certain shareholder services to retirement plans that are beneficial owners of the Plan Classes, as defined in the Administrative Services Agreement, of each of the series of the Fund that currently exists or hereafter is created and that offer the Plan Classes (the "Series"); and

     WHEREAS, Principal Life intends to act as plan administrator for certain Plans (the "Principal Life Plans"); and

     WHEREAS, The Administrator desires to contract with Principal Life to provide certain shareholder services for the Principal Life Plans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF SHAREHOLDER SERVICING AGENT

     The Administrator hereby appoints Principal Life to act as a shareholder servicing agent for the Principal Life Plans and to provide the services set forth below and Principal Life agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth.

2.   SERVICES FURNISHED BY PRINCIPAL LIFE

     Principal Life shall provide the shareholder and administrative services set forth below (the "Shareholder Services") to the Principal Life Plans and shall pay all expenses associated with providing those services. Shareholder Services shall not include any activities or expenses that are primarily intended to result in the sale of additional shares of the Fund. Shareholder Services and related expenses may include, but are not limited to, the following:

(a) receiving, aggregating and processing purchase, exchange and redemption requests from Principal Life Plans and placing purchase, exchange and redemption orders with the Fund's transfer agent;
(b) providing Principal Life Plans with a service that invests the assets of their accounts in shares pursuant to pre-authorized instructions;
(c) processing dividend payments from the Fund on behalf of Principal Life Plans and changing shareholder account designations; (d) maintaining account records for Principal Life Plans; (e) providing notification to Principal Life Plans regarding transactions affecting their accounts; (f) forwarding prospectuses, financial reports, tax information and other communications from the Fund to Principal Life Plans; (g) distributing, receiving, tabulating and transmitting voting instructions from Principal Life Plans; and (h) other similar administrative services.

     In the carrying out of this function, Principal Life may contract with others, including companies affiliated with Principal Life, for data systems, processing services and other administrative services. Principal Life may at any time or times in its discretion appoint (and may at any time remove) other parties, including companies affiliated with Principal Life, as its agent to carry out such provisions of the Agreement as Principal Life may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Principal Life of any of its responsibilities or liabilities hereunder.

3.   COMPENSATION FOR SERVICES

     The Administrator will pay Principal Life a fee as described in Appendix A hereto for services provided pursuant to this agreement.

4.   LIMITATION OF LIABILITY OF PRINCIPAL LIFE

     Principal Life shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on Principal Life's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

5.   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Administrator or by Principal Life.

6.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Administrator and Principal Life for this purpose shall be the Principal Financial Group, placeCityDes Moines, StateIowa PostalCode50392-0200.

8.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                  Principal Management Corporation


           By     /s/David W. Miles
                  --------------------------------------------------
                  David W. Miles, Senior Vice President


                  Principal Life Insurance Company


           By     /s/Michael J. Beer
                  --------------------------------------------------
                  Michael J. Beer, Vice President

                                   APPENDIX A

                         PRINCIPAL INVESTORS FUND, INC.
                                   SCHEDULE A
       For services Principal Life provides to Principal Life Plans, except non-qualified deferred compensation plans as described in schedule B below, the administrator shall pay Principal Life a fee as indicated in the following table:



  Series      Share Class              Fee as a Percentage of Average Daily Net
  ------      -----------              ----------------------------------------
                                                  Assets of the Series

    All       Adivsors Signature                         0.28%
    All       Advisors Select                            0.20%
    All       Advisors Preferred                         0.15%
    All       Select                                     0.13%
    All       Preferred                                  0.11%


                                   SCHEDULE B
The Administrator shall pay EBS a fee as indicated in the following table for services EBS provides as described in this Agreement to non-qualified deferred compensation plans:


                                                                      Annualized Fee as a Percentage
                 Series                         Share Class            Of Average Daily Net Assets

   LargeCap Value                          Advisors Preferred                     0.088%
   LargeCap Growth                         Advisors Preferred                     0.088%
   MidCap Blend                            Advisors Preferred                     0.088%
   MidCap Value                            Advisors Preferred                     0.088%
   MidCap Growth                           Advisors Preferred                     0.088%
   SmallCap Value                          Advisors Preferred                     0.088%
   SmallCap Blend                          Advisors Preferred                     0.088%
   SmallCap Growth                         Advisors Preferred                     0.088%
   LargeCap S&P 500 Index                  Advisors Preferred                     0.044%
   MidCap S&P 400 Index                    Advisors Preferred                     0.044%
   SmallCap S&P 600 Index                  Advisors Preferred                     0.044%
   Real Estate Securities                  Advisors Preferred                     0.044%
   Bond & Mortgage Securities              Advisors Preferred                     0.088%
   Partners LargeCap Blend                 Advisors Preferred                     0.088%
   Partners LargeCap Growth I              Advisors Preferred                     0.088%
   Partners LargeCap Growth II             Advisors Preferred                     0.088%
   Partners LargeCap Value                 Advisors Preferred                     0.088%
   Partners LargeCap Value I               Advisors Preferred                     0.088%
   Partners LargeCap Value II              Advisors Preferred                     0.088%
   Capital Preservation Fund               Advisors Preferred                     0.088%
   Partners LargeCap Blend I               Advisors Preferred                     0.088%
   International Fund I                    Advisors Preferred                     0.198%
   International Emerging Markets          Advisors Preferred                     0.198%
   Government Securities                   Advisors Preferred                     0.088%
   Short Term Bond                         Advisors Preferred                     0.044%
   High Quality Long Term Bond             Advisors Preferred                     0.044%
   High Quality Int Term Bond              Advisors Preferred                     0.044%
   Money Market                            Advisors Preferred                     0.088%
   International Fund II                   Advisors Preferred                     0.198%
   Partners MidCap Growth                  Advisors Preferred                     0.088%
   Partners MidCap Value                   Advisors Preferred                     0.088%
   Partners SmallCap Value                 Advisors Preferred                     0.088%
   Partners SmallCap Growth I              Advisors Preferred                     0.088%
   Partners SmallCap Growth II             Advisors Preferred                     0.088%
   Partners SmallCap Growth III            Advisors Preferred                     0.088%
   Partners SmallCap Value I               Advisors Preferred                     0.088%
   Partners SmallCap Value II              Advisors Preferred                     0.088%
   Partners SmallCap Blend                 Advisors Preferred                     0.088%
   LargeCap Blend I                        Advisors Preferred                     0.088%
   Partners Large Cap Growth               Advisors Preferred                     0.088%
   LargeCap Value                          Preferred                              0.084%
   LargeCap Growth                         Preferred                              0.084%
   MidCap Blend                            Preferred                              0.084%
   MidCap Value                            Preferred                              0.084%
   MidCap Growth                           Preferred                              0.084%
   SmallCap Value                          Preferred                              0.084%
   SmallCap Blend                          Preferred                              0.084%
   SmallCap Growth                         Preferred                              0.084%
   LargeCap S&P 500 Index                  Preferred                              0.042%
   MidCap S&P 400 Index                    Preferred                              0.042%
   SmallCap S&P 600 Index                  Preferred                              0.042%
   Real Estate Securities                  Preferred                              0.042%
   Bond & Mortgage Securities              Preferred                              0.084%
   Partners LargeCap Blend                 Preferred                              0.084%
   Partners LargeCap Growth I              Preferred                              0.084%
   Partners LargeCap Growth II             Preferred                              0.084%
   Partners LargeCap Value                 Preferred                              0.084%
   Partners LargeCap Value I               Preferred                              0.084%
   Partners LargeCap Value II              Preferred                              0.084%
   Capital Preservation Fund               Preferred                              0.084%
   Partners LargeCap Blend I               Preferred                              0.084%
   International Fund I                    Preferred                              0.189%
   International Emerging Markets          Preferred                              0.189%
   Government Securities                   Preferred                              0.084%
   Short Term Bond                         Preferred                              0.042%
   High Quality Long Term Bond             Preferred                              0.042%
   High Quality Int Term Bond              Preferred                              0.042%
   Money Market                            Preferred                              0.084%
   International Fund II                   Preferred                              0.189%
   Partners MidCap Growth                  Preferred                              0.084%
   Partners MidCap Value                   Preferred                              0.084%
   Partners SmallCap Value                 Preferred                              0.084%
   Partners SmallCap Growth I              Preferred                              0.084%
   Partners SmallCap Growth II             Preferred                              0.084%
   Partners SmallCap Growth III            Preferred                              0.084%
   Partners SmallCap Value I               Preferred                              0.084%
   Partners SmallCap Value II              Preferred                              0.084%
   Partners SmallCap Blend                 Preferred                              0.084%
   LargeCap Blend I                        Preferred                              0.084%
   Partners LargeCap Growth                Preferred                              0.084%
   LargeCap Value                          Select                                 0.092%
   LargeCap Growth                         Select                                 0.092%
   MidCap Blend                            Select                                 0.092%
   MidCap Value                            Select                                 0.092%
   MidCap Growth                           Select                                 0.092%
   SmallCap Value                          Select                                 0.092%
   SmallCap Blend                          Select                                 0.092%
   SmallCap Growth                         Select                                 0.092%
   LargeCap S&P 500 Index                  Select                                 0.046%
   MidCap S&P 400 Index                    Select                                 0.046%
   SmallCap S&P 600 Index                  Select                                 0.046%
   Real Estate Securities                  Select                                 0.046%
   Bond & Mortgage Securities              Select                                 0.092%
   Partners LargeCap Blend                 Select                                 0.092%
   Partners LargeCap Growth I              Select                                 0.092%
   Partners LargeCap Growth II             Select                                 0.092%
   Partners LargeCap Value                 Select                                 0.092%
   Partners LargeCap Value I               Select                                 0.092%
   Partners LargeCap Value II              Select                                 0.092%
   Capital Preservation Fund               Select                                 0.092%
   Partners LargeCap Blend I               Select                                 0.092%
   International Fund I                    Select                                 0.207%
   International Emerging Markets          Select                                 0.207%
   Government Securities                   Select                                 0.092%
   High Quality Short Term Bond            Select                                 0.046%
   High Quality Long Term Bond             Select                                 0.046%
   High Quality Int Term Bond              Select                                 0.046%
   Money Market                            Select                                 0.092%
   International Fund II                   Select                                 0.207%
   Partners MidCap Growth                  Select                                 0.092%
   Partners MidCap Value                   Select                                 0.092%
   Partners SmallCap Value                 Select                                 0.092%
   Partners SmallCap Value I               Select                                 0.092%
   Partners SmallCap Value II              Select                                 0.092%
   Partners SmallCap Growth I              Select                                 0.092%
   Partners SmallCap Growth II             Select                                 0.092%
   Partners SmallCap Growth III            Select                                 0.092%
   Partners SmallCap Blend                 Select                                 0.092%
   LargeCap Blend I                        Select                                 0.092%
   Partners LargeCap Growth                Select                                 0.092%